Exhibit 16.1




February 22, 2005



Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Integrated Security Systems, Inc. dated February 16, 2005, and agree with the statements concerning our Firm contained in the first, third, fourth and fifth paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP